Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-274058 and 333-274058-01 on Form F-4 of our report dated February 25, 2022 relating to the financial statements of American National Group, Inc., appearing in the Current Report on Form 6-K of Brookfield Reinsurance Ltd. filed on August 18, 2023. We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

September 20, 2023